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                                                                      EXHIBIT 10

                          HEALTHDYNE TECHNOLOGIES,INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                  COMMON STOCK
                              (Without Par Value)


OPTION FOR THE PURCHASE OF      SHARES

THIS OPTION AGREEMENT, made and entered into as of the 20th day of April, 1995, (the "Effective Date"), by and between HEALTHDYNE TECHNOLOGIES, INC., A
Georgia corporation (the "Company"), and      (the "Optionee");

                             W I T N E S S E T H :

     WHEREAS, the Optionee is a member of the Company's Board of Directors, and the Company has determined that the Optionee is not an employee of the Company; and

     WHEREAS, the Company has determined that it is desirable to grant to the Optionee an option to purchase a limited number of shares of its common stock upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the Optionee's services to the Company and in consideration of the mutual covenants contained herein, the parties hereto do agree as follows:

     1. General Definitions. For purposes of this Option Agreement, each of the following terms, when used herein, shall have the meaning hereinafter provided:

     (a)  The "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (b) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

     (c)  The "Company" shall mean Healthdyne Technologies, Inc.

     (d) The "Exercise Date" shall mean the third anniversary from the Effective Date provided that this option shall be exercisable prior thereto as to the percentage of the shares of Common Stock then subject to this Option indicated by the table below based upon the number of years from the Effective
Date:


                     Number of Years  Percentage of Shares
                     ---------------  --------------------

                     At least 1 but
                      less than 2       33-1/3%

                     At least 2 but
                      less than 3       66-2/3%

                     At least 3           100%

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     (e) The "Expiration Date" shall mean the date on which this Option expires pursuant to the provisions of paragraph 4 hereof.

     (f) This "Option" shall mean the option evidenced by this Option
Agreement.

     (g) The "Option Price" shall mean the purchase price of each share of Common Stock that may be purchased by the Optionee upon the exercise of this Option, in whole or in part, as adjusted from time to time in accordance with the provisions hereof.

     (h) The "Stock Option Plan" shall mean the Non-employee Director Stock Option Plan.

     (i) The "Subsidiaries" shall mean any corporations now or hereafter existing which are "subsidiary corporations" of the Company within the meaning of Section 425(f) of the Code.

     2. Grant of Option. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Optionee shall have the right, at any time after the Exercise Date and on or before the Expiration Date, to purchase 6,667 shares of Common Stock, such number of shares being subject to adjustment in accordance with the provisions set forth below. The purchase price of the shares of Common Stock that may be purchased upon the exercise of this Option in whole or in part shall be Eleven and 875/100 Dollars ($11.875) per share, subject, however, to adjustment in accordance with the provisions set forth below.

     3. Manner of Exercise. Subject to the terms, conditions and limitations set forth herein, this Option may be exercised in whole or in part at any time or from time to time after the Exercise Date and on or before the Expiration Date as to any part of the number of whole shares of Common Stock then subject to this Option. Such exercise shall be effective only if the Optionee duly executes and delivers to the Company, at the principal executive office of the Company or at such other address as the Company may designate by notice in writing to the Optionee, an option exercise form substantially the same as that attached hereto as Exhibit A, indicating the number of shares of Common Stock to be purchased and accompanied by cash in an amount equal to the purchase price of such shares. Upon any effective exercise of this Option, the Company shall become obligated to issue a certificate or certificates to the Optionee representing the number of shares of Common Stock so purchased. No fractional shares will be issued.

     4. Expiration of Option. This Option shall expire, shall become null and void, and shall be of no further force and effect upon the earlier to occur of the following events:

     (a)  The tenth anniversary of the Effective Date; or

     (b) Thirty (30) days after termination of the Optionee's service on the Board of Directors of the Company; provided, however, that in the event of the death of the Optionee while serving as a member of the Board of Directors, the Option shall terminate six (6) months following the date of death; or

     (c) Thirty (30) days after the Optionee becomes an employee of the Company or its subsidiaries.

     5. Holder's Exercise Subject to Compliance with Securities Laws. Notwithstanding the exercise of this Option, in whole or in part, in accordance with all other provisions of this Option, the Company shall have no obligation to honor such exercise and to issue Common Stock pursuant thereto unless and until the shares of Common Stock to be purchased pursuant to such exercise shall have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and under all applicable state securities laws, or unless the Company shall have received an opinion of counsel satisfactory to the Company to the effect that such registration is not required. If the foregoing conditions shall not have been met within 60 Option Price and the number of shares issuable upon the exercise of this Option) shall thereafter be


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days after exercise, the Company may elect to treat such exercise as null and void. Upon the Company's election to treat any such exercise as null and void, the Company shall return any cash delivered in payment for shares of Common Stock upon such exercise. No such voided exercise shall prejudice the Optionee's right to exercise this Option, in whole or in part, at any other time.

     6. Adjustment of Option Price and Number of Shares That May Be Purchased Hereunder. The Option Price and the number of shares of Common Stock that may be purchased hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

     (a) In the event of the issuance of additional shares of Common Stock as a dividend, from and after the record date for the determination of shareholders entitled to such dividend the Optionee (until another such adjustment, if any) shall be entitled to purchase under this Option the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock subject to this Option immediately prior to said record date by the percentage that the number of additional shares constituting any such dividend is of the total number of shares of Common Stock outstanding immediately prior to said record date and adding the result so obtained to the number of shares of Common Stock subject to this Option immediately prior to said record date.

     Upon each adjustment made pursuant to this subparagraph (a) to the number of shares of Common Stock that the Optionee may purchase under this option pursuant to this subparagraph (a), the Option Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (i) the product obtained by multiplying such Option Price by the number of shares of Common Stock subject to this Option immediately prior to such adjustment by
(ii) the number of shares of Common Stock subject to this Option immediately following such adjustment.

     (b) If the Company should at any time subdivide the outstanding shares of its Common Stock, the Option Price in effect immediately prior to such subdivision shall be proportionately decreased, and if the Company should at any time combine the outstanding shares of its Common Stock, the Option Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be.

     Upon each adjustment of the Option Price made pursuant to this subparagraph (b), the Optionee (until another such adjustment, if any) shall be entitled to purchase, at the adjusted Option Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by dividing (i) the product obtained by multiplying the number of shares of Common Stock subject to this Option immediately prior to such adjustment by the Option Price in effect prior to such adjustment by (ii) the adjusted Option Price.

     7. Reorganization, Reclassification, Consolidation or Merger. If at any time while this Option is outstanding there should be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in paragraph 6 above), or any consolidation or merger of the Company with another corporation, then the number of shares of Common Stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the number of shares of Common Stock that may then be purchased upon the exercise of this Option would have been entitled upon such reorganization, reclassification, consolidation or merger if this Option had been exercised in full immediately prior to such reorganization, reclassification, consolidation or merger, may thereafter be purchased hereunder in lieu of the shares of Common Stock theretofore subject to this Option; and in any such case, appropriate adjustment (as determined by agreement of the Optionee and the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Optionee to the end that the provisions set forth herein (including the adjustment of the Option Price and the number of shares issuable upon the exercise of this Option) shall thereafter be


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applicable, as nearly as reasonably may be, in relation to any shares or other property that may thereafter be purchased hereunder.

     8. Notice of Adjustment. Upon the occurrence of any adjustment of the Option Price, any increase or decrease in the number of shares of Common Stock that may be purchased upon the exercise of this Option, or any reorganization, reclassification, consolidation, merger or other transaction to which paragraph 7 hereof shall apply, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Optionee at the address of the Optionee shown on the books of the Company, which notice shall state the Option Price as adjusted and the increased or decreased number of shares that may be purchased upon the exercise of this Option, setting forth in reasonable detail the method of calculation of each.

     9. Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Option shall be made without charge to the Optionee for any transfer tax or other such expense imposed or incurred with respect to the issuance of such certificates, all of which transfer taxes and expenses shall be paid by the Company.

     10. Certain Obligations of the Company. The Company shall not, by amendment of its Restated and Amended Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions contained herein to be performed or observed by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Option and in the taking of all other action that may be necessary to protect the rights of the Optionee against dilution. Without limiting the generality of the foregoing, the Company agrees that it will not establish or increase the par value of the shares of any Common Stock that are at the time issuable upon exercise of this Option above the then prevailing Option Price hereunder and that before taking any action that would cause an adjustment reducing the Option Price hereunder below the then par value, if any, of the shares of any Common Stock that may be purchased upon the exercise of this Option, the Company will take any corporate action that, in the opinion of its counsel, may be necessary so that the Company may validly and legally issue fully-paid and nonassessable shares of such Common Stock at the Option Price as so adjusted.

     11. Assignment. This Option may not be transferred or assigned by the Optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised, in whole or in part, only by the Optionee.

     12. Miscellaneous.

     (a) The Company covenants that it will at all times reserve and keep available, solely for the purpose of the issue upon the exercise of this Option, a sufficient number of shares of Common Stock to permit the exercise of this Option in full.

     (b) The terms of this Option shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Optionee.

     (c) The Optionee shall not be entitled to vote or to receive dividends with respect to any Common Stock that may be, but has not been, purchased under this Option and shall not be deemed to be a shareholder of the Company with respect to any such Common Stock for any purpose.



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     IN WITNESS WHEREOF, the Company and the Optionee have excuted this option
Agreement as of the day and year first above written.




 ATTEST:                             HEALTHDYNE TECHNOLOGIES, INC.



By:                                  By:
   ------------------------------       -------------------------------------
  Secretary or Assistant Secretary      President and Chief Executive Officer




                                     OPTIONEE



                                     ----------------------------------------


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                                   EXHIBIT A

                              OPTION EXERCISE FORM

                     (To be executed by the Participant to
                  exercise the rights to purchase Common Stock
                       evidenced by the foregoing Option)

TO: HEALTHDYNE TECHNOLOGIES, INC.

     The undersigned hereby exercises the right to purchase _______________ shares of Common Stock covered by the foregoing Option in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price of such shares in full.


                                          ------------------------------
                                          Optionee

                                          ------------------------------

                                          ------------------------------
                                          (Address)

                                          ------------------------------
                                          (Social Security Number)


Dated:                     ,  19
       --------------------     ----